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                                                                     EXHIBIT 4.8

                           AMENDMENT NO. 2 AND CONSENT

      This Amendment No. 2 and Consent ("Agreement") dated as of February 7, 2005 ("Effective Date") is among Mariner Energy, Inc., a Delaware corporation (the "Borrower"), Mariner Holdings, Inc. and Mariner Energy, LLC, the Lenders (as defined below), and Union Bank of California, N.A., as administrative agent for such Lenders (in such capacity, the "Administrative Agent") and as issuing lender for such Lenders (in such capacity, the "Issuing Lender").

                                    RECITALS

      A. The Borrower, the Lenders, Issuing Lender and the Administrative Agent are parties to the Credit Agreement dated as of March 2, 2004, as amended by that certain Amendment No. 1 and Assignment Agreement dated as of July 14, 2004 (as so amended, the "Credit Agreement").

      B. In connection with the Credit Agreement, MARINER HOLDINGS, INC., a Delaware corporation ("MHI"), which owns 100% of the equity interest in the Borrower, executed and delivered (i) that certain Guaranty dated as of March 2, 2004 pursuant to which MHI guaranteed the obligations of the Borrower under the Credit Agreement and the other Loan Documents ("MHI Guaranty") and (ii) that certain Pledge Agreement dated as of March 2, 2004 among the Borrower, MHI and MARINER ENERGY LLC, a Delaware limited liability company ("MELLC"), as supplemented by that certain Supplement No. 1 dated as of December 29, 2004 (as so supplemented, the "Pledge Agreement") pursuant to which MHI pledged to the Administrative Agent as collateral, all equity interest in the Borrower held by MHI ("MHI Collateral").

      C. Furthermore, in connection with the Credit Agreement, MELLC, which owns 100% of MHI, executed and delivered (i) that certain Guaranty dated as of March 2, 2004, as amended, pursuant to which MELLC guaranteed the obligations of the Borrower under the Credit Agreement and the other Loan Documents (as so amended, the "MELLC Guaranty") and (ii) the Pledge Agreement pursuant to which MELLC pledged to the Administrative Agent as collateral, all equity interest in MHI held by MELLC ("MELLC Collateral"; together with the MHI Collateral, the "Equity Collateral").

      D. MHI, MELLC and the Borrower propose to enter into one or more merger agreements, (collectively, the "Borrower Merger Agreement"), a copy of which is attached hereto as Exhibit A, pursuant to which (i) MHI will merger with and into the Borrower with the Borrower as the surviving entity and (ii) MELLC will merge with and into the Borrower with the Borrower as the surviving entity (collectively, the "Borrower Merger").

      E. Pursuant to Section 6.04 of the Credit Agreement, the Borrower may not merge or consolidate with or into any other Person without the prior consent of all of the Lenders.

      F. At the request of the Borrower, the Administrative Agent and the Lenders wish to, subject to the terms and conditions of this Agreement, (i) consent to the Borrower Merger being effected on terms set forth in the Borrower Merger Agreement, (ii) consent to the release of the

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MHI Guaranty and the MELLC Guaranty, (iii) consent to the release of the Equity
Collateral, and (iii) amend certain provisions of the Credit Agreement as set forth herein.

      THEREFORE, the Borrower, the subsidiaries of the Borrower signatory hereto (the "Guarantors"), the Lenders, the Issuing Lender and the Administrative Agent hereby agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

      SECTION 1.01 TERMS DEFINED ABOVE. As used in this Agreement, each of the terms defined in the opening paragraph and the Recitals above shall have the meanings assigned to such terms therein.

      SECTION 1.02 TERMS DEFINED IN THE CREDIT AGREEMENT. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.

      SECTION 1.03 OTHER DEFINITIONAL PROVISIONS. The words "hereby", "herein", "hereinafter", "hereof", "hereto" and "hereunder" when used in this Agreement shall refer to this Agreement as a whole and not to any particular Article, Section, subsection or provision of this Agreement. Article, Section, subsection and Exhibit references herein are to such Articles, Sections, subsections and Exhibits of this Agreement unless otherwise specified. All titles or headings to Articles, Sections, subsections or other divisions of this Agreement or the exhibits hereto, if any, are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, other divisions or exhibits, such other content being controlling as the agreement among the parties hereto. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.

                                  ARTICLE II.
                                    CONSENTS

      SECTION 2.01 CONSENT; ACKNOWLEDGMENT; AGREEMENT. Subject to the terms of this Agreement, the Lenders hereby consent to (a) the consummation of the Borrower Merger on terms set forth in the Borrower Merger Agreement, (b) the release and termination of the MHI Guaranty and the MELLC Guaranty, and (c) the release of the Equity Collateral from any and all liens granted to the Administrative Agent to secure the Obligations. The consents by the Lenders described in this Section 2.01 are collectively referred to herein as the "Consents." The Consents by the Lenders described in this Section 2.01 are contingent upon the satisfaction of the conditions precedent set forth below. Such Consents are strictly limited to the extent described herein. Nothing contained herein shall be construed to be a consent to or a permanent waiver of the Sections covered by the Consents provided for herein or any other terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Loan Documents. The Lenders reserve the right to exercise any rights and remedies available to

                                       2-

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them in connection with any other present or future defaults with respect to the
Credit Agreement or any other provision of any Loan Document. The descriptions herein of the Consents are based upon the information provided to the Lenders on or prior to the date hereof and shall not be deemed to exclude the existence of any Defaults or Events of Default. The failure of the Lenders to give notice to the Borrower or the Guarantors of any such Defaults or Events of Default is not intended to be nor shall be a waiver thereof. The Borrower hereby agrees and acknowledges that the Lenders require and will require strict performance by the Borrower of all of its obligations, agreements and covenants contained in the Credit Agreement and the other Loan Documents, and no inaction or action regarding any Default or Event of Default is intended to be or shall be a waiver thereof.

                                  ARTICLE III.
                          AMENDMENT TO CREDIT AGREEMENT

      SECTION 3.01 AMENDMENTS TO SECTION 1.01.

            (a) New Defined Terms: Section 1.01 of the Credit Agreement is hereby amended by adding the following new defined terms in alphabetical order:

            "Amendment No. 2" shall mean that certain Amendment No. 2 and Consent dated as of January 31, 2005 among the Borrower, the Lenders and the Administrative Agent.

            "Borrower Merger" shall have the meaning assigned in Amendment No.
      2.

            "Borrower Merger Agreement" shall have the meaning assigned in Amendment No. 2.

            (b) Revision to Defined Term. Section 1.01 of the Credit Agreement is hereby further amended by deleting the definition of "Change in Control" and replacing it in its entirety with the following:

            "Change in Control" shall mean the occurrence of any of the following events:

            (a) the Borrower shall cease to, directly or indirectly, own 100% of the Equity Interests of its Subsidiaries;

            (b) MEI Holdings, ACON Investments LLC, Riverstone Holdings, LLC and their respective Affiliates (other than portfolio companies of such institutions), Affiliates of the Administrative Agent and employees and directors of the Borrower, cease to collectively own more than 50% of the Equity Interests of the Borrower;

            (c) during any period of 12 consecutive months occurring after the Closing Date, a majority of the members of the board of directors or other equivalent governing body of the Borrower ceases to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that

                                       3-

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      board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

            (d) Scott Josey ceases to be the Chief Executive Officer or President of the Borrower or to be actively engaged in the executive management of the Borrower and is not replaced with an individual of comparable qualifications within six months after he ceases to be the Chief Executive Officer or President of the Borrower or to be actively engaged in the executive management of the Borrower (and the Borrower hereby agrees to consult with the Lenders regarding any such potential replacement).

      SECTION 3.02 AMENDMENT TO SECTION 6.21. Section 6.21 of the Credit Agreement is hereby amended by deleting the last sentence thereof and replacing it in its entirety with the following:

      "Additionally, the Borrower may not amend, modify, supplement or waive any of the terms of (a) the Merger Agreement and the other related Merger Documents (excluding the Project Company Note and the Project Company Mortgage which are both governed by the preceding sentence) or (b) the Borrower Merger Agreement, without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld or delayed) unless, in any case, such amendment, modification, supplement or waiver is immaterial in nature and could not reasonably be expected to be adverse to the Administrative Agent, the Issuing Lender or the Lenders."

      SECTION 3.03 AMENDMENT TO SECTION 8.03. Section 8.03 of the Credit Agreement is hereby amended by deleting the last sentence thereof and replacing it in its entirety with the following:

      "Additionally, an Affiliate of the Administrative Agent has made an equity investment in MEI Holdings and may from time to time make additional equity investments in such entity or in the Borrower or its affiliates."

                                  ARTICLE IV.
                         REPRESENTATIONS AND WARRANTIES

      SECTION 4.01 BORROWER REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants that: (a) the representations and warranties contained in Article IV of the Credit Agreement and the representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents are true and correct in all material respects on

                                       4-
and as of the Effective Date, after giving effect to the terms of this Agreement, as though made on and as of such date, except those representations and warranties that speak of a certain date, which representations and warranties were true and correct as of such date; (b) after giving effect to the terms of this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate corporate action and proceedings; (d) this Agreement constitutes a legal, valid, and binding obligation of the Borrower enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; and (f) the Liens under the Security Instruments are valid and subsisting and secure Borrower's obligations under the Loan Documents.

      SECTION 4.02 GUARANTORS REPRESENTATIONS AND WARRANTIES. Each Guarantor represents and warrants that: (a) the representations and warranties contained in Article IV of the Credit Agreement and the representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents are true and correct in all material respects on and as of the Effective Date, as though made on and as of such date, except those representations and warranties that speak of a certain date, which representations and warranties were true and correct as of such date; (b) after giving effect to the terms of this Agreement, no Default has occurred and is continuing; (c) the execution, delivery and performance of this Agreement are within the corporate power and authority of such Guarantor and have been duly authorized by appropriate corporate action and proceedings; (d) this Agreement constitutes a legal, valid, and binding obligation of such Guarantor enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; (e) there are no governmental or other third party consents, licenses and approvals required in connection with the execution, delivery, performance, validity and enforceability of this Agreement; (f) it has no defenses to the enforcement of its Guaranty; and (g) the Liens under the Security Instruments are valid and subsisting and secure such Guarantor's obligations under the Loan Documents.

                                   ARTICLE V.
                                   CONDITIONS

      This Agreement and the Consents contained herein shall become effective and enforceable against the parties hereto, and the Credit Agreement shall be amended as provided herein, upon the occurrence of the following conditions precedent:

      SECTION 5.01 DOCUMENTS; CERTIFICATES. The Administrative Agent shall have received multiple original counterparts, as requested by the Administrative Agent, of:

            (a) this Agreement duly and validly executed and delivered by duly authorized officers of the Borrower, the Guarantors, the Administrative Agent, and the Lenders,

            (b) a certificate of the secretary of the Borrower certifying true, correct and complete copies of (A) the resolutions of the board of directors of the Borrower, authorizing and approving Borrower Merger and the execution, delivery and performance of the Borrower

                                       5-

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Merger Agreement, this Agreement and the other Loan Documents delivered in connection herewith, (B) the certificates of merger for the Borrower Merger, (C) all other documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Loan Documents delivered in connection herewith, and (D) the Borrower Merger Agreement and all exhibits and schedules thereto, and any and all material agreements executed in connection with the Borrower Merger Agreement; and

            (c) such other instruments, documents and amendments or supplements as the Administrative Agent may reasonably request.

      SECTION 5.02 NO DEFAULT. No Default shall have occurred and be continuing as of the Effective Date.

      SECTION 5.03 REPRESENTATIONS. The representations and warranties in this Agreement shall be true and correct in all material respects.

                                  ARTICLE VI.
                                  MISCELLANEOUS

      SECTION 6.01 EFFECT ON LOAN DOCUMENTS; ACKNOWLEDGMENTS.

            (a) The Borrower acknowledges that on the date hereof all Obligations are payable without defense, offset, counterclaim or recoupment.

            (b) The Administrative Agent, the Issuing Lender, and the Lenders hereby expressly reserve all of their rights, remedies, and claims under the Loan Documents. Nothing in this Agreement shall constitute a waiver or relinquishment of (i) any Default or Event of Default under any of the Loan Documents other than as expressly set forth above, (ii) any of the agreements, terms or conditions contained in any of the Loan Documents other than as expressly set forth above, (iii) any rights or remedies of the Administrative Agent, the Issuing Lender or any Lender with respect to the Loan Documents, or
(iv) the rights of the Administrative Agent, any Issuing Lender or any Lender to collect the full amounts owing to them under the Loan Documents.

            (c) Each of the Borrower, the Guarantors, Administrative Agent, Issuing Lender, and Lenders does hereby adopt, ratify, and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, and all other Loan Documents are and remain in full force and effect, and each of the Borrower and the Guarantors acknowledges and agrees that its liabilities under the Credit Agreement and the other Loan Documents are not impaired in any respect by this Agreement or the consents granted hereunder.

            (d) From and after the Effective Date, all references to the Credit Agreement and the Loan Documents shall mean such Credit Agreement and such Loan Documents as amended by this Agreement.

            (e) This Agreement is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations,

                                       6-

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warranties, and covenants under this Agreement shall be a Default or Event of
Default, as applicable, under the Credit Agreement.

      SECTION 6.02 REAFFIRMATION OF THE GUARANTY. Each Guarantor hereby ratifies, confirms, acknowledges and agrees that its obligations under its Guaranty are in full force and effect and that such Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Guaranteed Obligations (as defined in its Guaranty), as such Guaranteed Obligations may have been amended by this Agreement, and its execution and deliver of this Agreement does not indicate or establish an approval or consent requirement by such Guarantor under its Guaranty in connection with the execution and delivery of amendments to the Credit Agreement, the Notes or any of the other Loan Documents.

      SECTION 6.03 COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which, taken together, constitute a single instrument. This Agreement may be executed by facsimile signature and all such signatures shall be effective as originals.

      SECTION 6.04 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Lenders, the Borrower and the Administrative Agent hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

      SECTION 6.05 INVALIDITY. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement.

      SECTION 6.06 GOVERNING LAW. This Agreement shall be deemed to be a contract made under and shall be governed by and construed in accordance with the laws of the State of Texas.

      SECTION 6.07 ENTIRE AGREEMENT. THIS AGREEMENT, THE CREDIT AGREEMENT AS AMENDED BY THIS AGREEMENT, THE NOTES, AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

            THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

                         [SIGNATURES BEGIN ON NEXT PAGE]

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      EXECUTED effective as of the date first above written.

                        MARINER ENERGY, INC.

                        By: /s/ Rick G. Lester
                            ------------------------------------------------
                                Rick G. Lester
                                Vice President and Chief Financial Officer

                        Mariner LP LLC

                        By: /s/ Rick G. Lester
                            ------------------------------------------------
                                Rick G. Lester
                                Vice President and Chief Financial Officer

                        Mariner Energy Texas LP, a Delaware limited partnership

                          By: Mariner Energy, Inc., its sole general partner

                              By: /s/ Rick G. Lester
                                  ------------------------------------------
                                      Rick G. Lester
                                      Vice President and Chief Financial Officer

                        UNION BANK OF CALIFORNIA, N.A.,
                        as Administrative Agent, as Issuing Lender, and as a Lender

                        By: /s/ Damien Meiburger
                            ------------------------------------------------
                                Damien Meiburger
                                Senior Vice President

                        By: /s/ Randall Osterberg
                            ------------------------------------------------
                        Name:   Randall Osterberg
                        Title:  Senior Vice President

                  Signature Page to Amendment No. 2 and Consent
                             (Mariner Energy, Inc.)

                                             BNP PARIBAS

                                             By: /s/ David Dodd
                                                 ------------------------------
                                             Name:   David Dodd
                                             Title:  Director

                                             By: /s/ Betsy Jocher
                                                 ------------------------------
                                             Name:   Betsy Jocher
                                             Title:  Vice President

                  Signature Page to Amendment No. 2 and Consent
                             (Mariner Energy, Inc.)

                                        JPMORGAN CHASE BANK, N.A. (successor by
                                        merger to Bank One, NA)

                                        By: /s/ Jo Linda Papadakis
                                            ------------------------------------
                                        Name:   Jo Linda Papadakis
                                        Title:  Associate Director

                  Signature Page to Amendment No. 2 and Consent
                             (Mariner Energy, Inc.)

                                     SOUTHWEST BANK OF TEXAS, N.A.

                                     By: /s/ Kenneth R. Batson, III
                                        ---------------------------------------
                                     Name:   Kenneth R. Batson, III
                                     Title:  Vice President

                  Signature Page to Amendment No. 2 and Consent
                             (Mariner Energy, Inc.)

                                      GUARANTY BANK

                                      By: /s/ Arthur R. Garcia Jr.
                                         -------------------------------------
                                      Name:   Arthur R. Garcia Jr.
                                      Title:  Senior Vice President

                  Signature Page to Amendment No. 2 and Consent
                             (Mariner Energy, Inc.)

                                       HARRIS NESBITT FINANCING, INC.

                                       By: /s/ James V. Ducote
                                          -----------------------------------
                                       Name:   James V. Ducote
                                       Title:  Vice President

                  Signature Page to Amendment No. 2 and Consent
                             (Mariner Energy, Inc.)